EXHIBIT 4.1
                       INTERNET COMMUNICATIONS CORPORATION
                       EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS


1.       Purpose of the Plan.

         The purpose of the Equity Plan for Corporate Non-Employee Directors ("Plan") is to advance the interests of INTERNET COMMUNICATIONS CORPORATION ("the Corporation") by encouraging and facilitating the acquisition of a larger personal financial interest in the Corporation by non-employee corporate directors upon whose judgment and interest the Corporation is heavily dependent for the successful conduct of its operation. It is anticipated that the Plan will encourage such directors to continue to serve as directors of the Corporation and that the opportunity to obtain such a financial interest will prove attractive to potential new directors and will assist the Corporation in attracting such individuals to serve in that capacity. The Plan is an amendment and restatement in its entirety of the 1995 Stock Option Plan for Non-Employee Directors.


2.       Definitions.

         A. "1934 Act" means the Securities Exchange Act of 1934, as amended.

         B. "Board" means the Board of Directors of Internet Communications Corporation, a Colorado corporation.

         C.       "Code" means the Internal Revenue Code of 1986, as amended.

         D. "Common Stock" or "Stock" means the common stock of the Corporation, no par value per share.

         E. "Corporation" means Internet Communications Corporation, a Colorado corporation.

         F. "Fair Market Value" means an amount equal to the closing bid price on the applicable date for sales of shares of Common Stock made and reported through the Small Cap Market of the National Association of Securities Dealers, Inc. or such national stock exchange on which the Stock may then be listed and which constitutes the principal market for the Stock, or, if no sales of Stock shall have been reported with respect to that date, on the next preceding date with respect to which sales are reported.

         G. "Grant Date" means the date on which any Option shall be duly granted under Article 5 hereof or any Stock shall be duly granted under Article 12 hereof.

         H. "Grantee" means an individual who has been granted an Option or Stock under this Plan.

         I. "Non-Employee Director" means any member of the Board who is not an officer or full-time employee of the Corporation or any of its subsidiaries or of Anschutz Company or any of the subsidiaries or affiliates of Anschutz Company.

         J. "Option" means an option granted under the Plan to purchase shares of Common Stock.

         K. "Option Agreement" means the agreement between the Corporation and the Grantee evidencing the Option granted under the plan and specifying the terms and conditions of such Option.

         L. "Rule 16b-3" means Rule 16b-3 or any successor rule or rules applicable to Options granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the 1934 Act.



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3.       Shares Subject to the Plan.

         Subject to adjustment as provided in Article 13, the aggregate number of shares of Common Stock of the Corporation reserved for grants of Common Stock under Article 12 and for grants of Options under Article 5 shall not exceed 40,000 shares. The aggregate number of shares of Common Stock available under the Plan shall be subject to adjustment as set forth in Article 13 hereunder. Shares granted under Article 12 and shares sold upon the exercise of Options granted under Article 5 may come from authorized but unissued shares. If any unexercised Option for any reason terminates or expires in whole or in part prior to the termination of the Plan, the unpurchased shares subject thereto shall become available for other grants under the Plan. Any Stock issued as the result of the exercise of the Options shall be non-registered "restricted securities" subject to the provisions of Rule 144 promulgated by the Securities and Exchange Commission.


4.       Administration of the Plan.

         The Plan shall be generally administered by the Board. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the written consent of all of its members.

         The Board shall have full authority to interpret the Plan, to determine the terms and provisions of Option Agreements and grants of Stock, to require withholding from or payment in cash by a Grantee of federal, state or local taxes (to the extent required by applicable law) and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan.

         All  decisions  made by the Board in the  matters  referred  to in this
Article 4 shall be conclusive and binding. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Stock granted thereunder.




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5.       Grant of Options.

                  A. Initial Grant. An Option under which a total of 10,000 shares of Common Stock shall be automatically granted to each Non-Employee Director upon the date of his or her election to the Board, subject to the following vesting schedule:

                                                     Exercisable
                  Years After                        Percentage
                  Grant Date                          of Shares

                  One Year                             33 1/3%
                  Two Years                            66 2/3%
                  Three Years                          100.00%

                  B. Annual Grant. On each annual anniversary of the day on which the Non-Employee Director was elected to the Board, such Non-Employee Director shall be granted an immediately vested option to purchase 2000 shares of Common Stock, provided he or she continues to serve as a Non-Employee Director as of such anniversary date.

                  C. Effective Time for Option Grants. The grant of Options provided for in this Section 5 shall be made only to Non-Employee Directors who are newly elected to the Board on or after July 24, 1995. Options shall be automatically granted under the Plan in the aforesaid amounts and on said dates without further action or authorization by the Corporation or Board.

                  D. Termination of Option Grants. Effective as of March 26, 1997, this section 5 shall no longer be effective, and no options shall be granted under this Plan to any Non-Employee Director who is elected to the Board on or after March 26, 1997.


6.       Option Agreements.

         The officers of the Corporation are authorized and directed, upon receipt of notice from the Board of the granting of an Option, to sign and deliver on behalf of the Corporation, by mail or otherwise, to the Grantee an Option upon the terms and conditions specified under the Plan and in the form of an Option Agreement. The Option Agreement shall be dated and signed by an officer of the Corporation. If the Grantee fails to sign and return the Option Agreement, by delivery or by mailing, within thirty (30) days after the date of its delivery or mailing to him, the Option grant shall be deemed withdrawn.





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7.       Option Price.

         The purchase price of each share of Common Stock covered by each Option shall be not less than the Fair Market Value per share of such Stock on the Grant Date.


8.       Non-Transferability of Options.

         Any Option granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee's lifetime solely by the Grantee or the grantee's duly appointed guardian or personal representative.


9.       Exercise and Term of Option.

         Each Option described above shall be exercisable in full upon the earlier to occur of (a) the date on which it becomes vested pursuant to Article 5, or (b) the death, disability (as defined in Section 22(e)(3) of the Code) or termination of directorship.

         No Option may be exercised if in the determination of the Board the issuance or sale of Stock or payment of cash by the Corporation, as appropriate, pursuant to such exercise shall for any reason be unlawful or fail to comply with any requirements of any national securities exchange on which the Stock is then listed or any other regulatory body having jurisdiction with respect thereto. Further, no Option may be exercised after the expiration of ten (10) years from the Grant Date. In no event shall the Corporation be required to issue fractional shares upon the exercise of an Option.


10.      Method of Exercise.

         To the extent that the right to purchase shares pursuant to an Option has accrued hereunder, such Option shall be exercised as provided in this
Article 10. An Option may be exercised from time to time by written notice to the Corporation setting the number of shares being purchased and accompanied by the payment in full of the Option price for such shares. Such payment shall be made in cash, outstanding shares of the Common Stock or in combinations thereof. If shares of Common Stock are used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares. Any certificates evidencing shares of Common Stock used to pay the Option price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with signatures thereon guaranteed). In the event the certificates tendered by the Grantee in such payment cover more shares than are required for such payment, the certificate shall also be accompanied by instructions from the Grantee to the Corporation's transfer agent with regard to the disposition of the balance of the shares covered thereby.


11.      Effect of Termination of Directorship, Disability or Death.

         In the event a Grantee ceases to be a director of the Corporation for any reason prior to the occurrence of a Change in Control (as described in Article 12), any Option or unexercised portion thereof granted under this Plan may be exercised, to the extent such Option would have been exercisable by the Grantee hereunder on the date on which the Grantee ceased to be a director, within three (3) months of such date, but in no event later than the date of expiration of the term of the Option. In the event a Grantee ceases to be a director of the Corporation for any reason following the occurrence of a Change in Control (as described in Article


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12), any Option or unexercised  portion  thereof  granted under this Plan may be exercised, to the extent such Option would have been exercisable by the Grantee hereunder on the date on which the Grantee ceased to be a director, within seven
(7) months of such date, but in no event later than the date of expiration of the term of the Option. In the event of the death or disability (as defined in Section 22(e)(3) of the Code) of the Grantee while a director of the Corporation or within not more than three (3) months after the date on which the Grantee ceases to be a director, any Option or unexercised portion thereof may be exercised, to the extent exercisable at the date of such death or disability, by the Grantee's personal representatives, heirs or legatees at any time prior to one (1) year after the date on which the Grantee ceased to be a director, but in no event later than the date of the expiration of the term of the Option.


12.      Grant of Stock.

         On each annual anniversary of the day on which the Non-Employee Director was elected to the Board, such Non-Employee Director shall be granted the number of shares of Stock, that have a Fair Market Value of $10,000.00, provided he or she continues to serve as a Non-Employee Director as of such anniversary date. For this purpose, Fair Market Value shall be determined as of the business day next preceding the Grant Date. The Stock so granted shall be fully vested at all times. The Stock granted under this Article 12 shall be non-registered "restricted securities" subject to the provisions of Rule 144 promulgated by the Securities and Exchange Commission.


13.      Effect of Change in Stock Subject to Plan.

         Except as provided below, the Board shall make equitable adjustments in the number and class of shares of stock subject to the Plan, and to the Options granted hereunder and the exercise prices of such Options, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or other change in the capital structure of the Corporation. Upon the occasion of a liquidation of the Corporation, or a merger, reorganization or consolidation of the Corporation in which the Corporation is not the surviving corporation (other than a merger, reorganization or consolidation of the Corporation with or into a corporation or corporations owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), each Grantee shall have the right immediately prior to such liquidation, merger, recapitalization or consolidation of the Corporation to exercise the Grantee's Options in whole or in part. Notwithstanding the foregoing provisions of this Article 13, in the event a Change in Control (as described below) shall occur, each Grantee shall have the right to exercise his Options in whole or in part.

         For purposes of this Article 13, a "Change in Control" shall be deemed to occur when and only when the first of the following events occurs:

                  A. any person becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities and a majority of the Incumbent Board does not approve the acquisition before the acquisition occurs; or

                  B. members of the Incumbent Board cease to constitute a majority of the Board of Directors.



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Notwithstanding  the foregoing,  a Change in Control shall not be deemed to have occurred pursuant to paragraph A. above solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by (i) one or more employee benefit plans maintained by the Corporation or any of its subsidiaries, or (ii) any person who, as of the Effective Date of this Plan, was a beneficial owner of ten percent (10%) or more of the combined voting power of the Corporation's outstanding securities as of such Effective Date. The terms "person" and "beneficial owner" shall have the same meaning ascribed to such terms in Section 3(a) and 13(d) of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder; and "Incumbent Board" shall mean (i) the members of the Board on the Effective Date of this Plan and (ii) any individual who becomes a member of the Board after such Effective Date, if his or her election or nomination for election as a director was approved by the affirmative vote of a majority of the then Incumbent Board.


14.      Stockholder Rights.

         Grantee shall not, by reason of any Options granted hereunder, have any rights of a stockholder of the Corporation, except with respect to shares issued pursuant to the exercise of an Option.


15.      Additional Restrictions.

         Options shall not be exercisable for six (6) months after the Grant Date unless (i) the Grantee dies or becomes disabled within such six-month period; or (ii) in the opinion of counsel for the Corporation, such requirement is unnecessary to exempt the grant of the Option and the acquisition of Common Stock upon exercise from Section 16(b) of the 1934 Act.





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16.      Controlling Law.

         The corporate law of the State of Colorado shall govern all issues concerning the relative rights of the Corporation and the Grantees with respect to Options granted and Stock issuable under the Plan. The law of the State of Colorado, except its law with respect to choice of law, shall be controlling in all other matters relating to the Plan.


17.      Indemnification.

         In addition to such other rights of indemnification as they may have as members of the Board or as directors or officers generally, the members of the Board administering the Plan and the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member acted in bad faith in the performance of his or her duties; provided that within twenty (20) days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.


18.      Use of Proceeds.

         The  proceeds  from the sale of  shares  of Common  Stock  pursuant  to
Options  granted  under  the  Plan  shall   constitute   general  funds  of  the
Corporation.


19.      Effective Date of Plan.

         The Plan is effective July 24, 1995, ("Effective Date"), the date it was originally adopted by the Board of Directors of the Corporation. Neither the Plan nor any option granted under the Plan shall become binding until the Plan has been approved by the shareholders of the Corporation.


20.      Amendment or Termination of the Plan.

         The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Corporation, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

         The Plan shall terminate at such time as the Board may determine.

         No amendment or termination of the Plan or any provision hereof shall, without the written consent of the Grantee, adversely affect any Option or Stock theretofore granted to such Grantee under the Plan.


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